INTERPUBLIC ANNOUNCES THIRD QUARTER
AND NINE MONTHS 2012 RESULTS

•	Organic revenue decrease of 0.9% in the third quarter - first nine months organic revenue increase was 0.8%
•	Third quarter operating income of $131.4 million, an operating margin of 7.9%
•	Third quarter 2012 diluted earnings per share of $0.15, compared to $0.16, excluding the benefit of the Facebook transaction in the third quarter of 2011, and $0.40 including the benefit
•	Balance sheet drives value as 7.6 million shares repurchased in the quarter

Summary

Revenue
•
Third quarter 2012 revenue was $1.67 billion, which includes an organic revenue decrease of 0.9% compared to the prior-year period, consisting of an organic revenue increase of 5.2% internationally and an organic revenue decrease of 5.4% in the U.S., reflecting incremental client caution, as well as the impact of account losses in 2011 and comparisons to very strong growth a year ago.

•
For the first nine months of 2012, revenue was $4.89 billion, with an organic revenue increase of 0.8% compared to the prior-year period, driven by high-growth geographic markets, digital and marketing services.

Operating Results
•
Operating income in the third quarter of 2012 was $131.4 million, compared to operating income of $173.2 million in 2011.  Operating margin was 7.9% for the third quarter of 2012, compared to 10.0% in 2011.

•
For the first nine months of 2012, operating income was $268.4 million, compared to operating income of $301.9 million in 2011.  Operating margin was 5.5% for the first nine months of 2012, compared to 6.1% for the first nine months of 2011.

Net Results
•
Third quarter 2012 net income available to IPG common stockholders was $68.7 million, resulting in earnings of $0.16 per basic and $0.15 per diluted share. This compares to net income available to IPG common stockholders a year ago of $208.1 million, or $0.45 per basic and $0.40 per diluted share.  Excluding the impact of the Facebook transaction, diluted earnings per share in the third quarter 2011 was $0.16.

•
For the first nine months 2012, net income available to IPG common stockholders was $121.8 million, resulting in earnings of $0.28 per basic and $0.27 per diluted share.  This compares to net income available to IPG common stockholders a year ago of $261.7 million, resulting in earnings of $0.56 per basic and $0.50 per diluted share.  Excluding the impact of the Facebook transaction, diluted earnings per share for the first nine months 2011 was $0.26.

“This year has proven to be more challenging on the revenue front than anticipated, but we continue to manage the business effectively and will deliver increased full-year profitability relative to 2011,” said Michael I. Roth, Interpublic's Chairman and CEO.  “We will also continue to use our strong balance sheet to drive shareholder value.  While the third quarter showed strength internationally and in emerging economies, as well as from our digital offerings across the portfolio, this was not enough to offset incremental client caution being felt across our industry, the effect of client losses from last year and the comparison to very strong growth in the third quarter of 2011.  With full-year 2012 organic revenue growth of at least one percent and a continued focus on costs, our target of a 50 point basis point improvement in operating margin remains attainable.  We have the tools to help clients succeed in today's complex consumer and media landscape and, for 2013, we are positioned to achieve competitive top line growth, further margin expansion and continued return of capital to our owners.”

Operating Results

Revenue
Revenue of $1.67 billion in the third quarter of 2012 decreased 3.2% compared with the same period in 2011. During the quarter, the effect of foreign currency translation was negative 3.1%, the impact of net acquisitions was positive 0.8%, and the resulting organic revenue decrease was 0.9%.

Revenue of $4.89 billion in the first nine months of 2012 decreased 1.0% compared to the first nine months of 2011.  During the first nine months of 2012, the effect of foreign currency translation was negative 2.5%, the impact of net acquisitions was positive 0.7%, and the resulting organic revenue increase was 0.8%.

Operating Expenses
During the third quarter of 2012, salaries and related expenses were $1.06 billion, a decrease of 2.2% compared to the same period in 2011.  After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses decreased 0.3% organically.

During the first nine months of 2012, salaries and related expenses were $3.26 billion, a decrease of 0.2% compared to the same period in 2011.  After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 1.3% organically.

During the third quarter of 2012, office and general expenses were $474.7 million, an increase of 2.0% compared to the same period in 2011.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 4.8% organically.

During the first nine months of 2012, office and general expenses were $1.37 billion, a decrease of 0.7% compared to the same period in 2011.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 1.0% organically.

Non-Operating Results and Tax
Net interest expense of $24.9 million increased by $1.7 million in the third quarter of 2012 compared to the same period in 2011.  For the first nine months of 2012, net interest expense of $75.5 million increased by $5.3 million compared to the same period in 2011.

Other income, net was $1.7 million and $5.1 million for the third quarter and the first nine months of 2012, respectively.  During the third quarter and the first nine months of 2011, we recorded a pre-tax gain of $132.2 million related to the sale of approximately half of the company's holdings in Facebook.

The income tax provision in the third quarter of 2012 was $41.9 million on income before income taxes of $108.2 million, compared to a provision of $70.4 million on income before income taxes of $287.1 million in the same period in 2011.  The income tax provision in the first nine months of 2012 was $72.8 million on income before income taxes of $198.0 million, compared to a provision of $96.5 million on income before income taxes of $368.0 million in the same period in 2011. The effective income tax rate for the third quarter of 2012 was 38.7%, compared to 24.5%, or 42.3% excluding the Facebook transaction, for the same period a year ago.  The effective income tax rate for the first nine months of 2012 was 36.8%, compared to 26.2%, or 38.9% excluding the Facebook transaction, for the same period a year ago.

Balance Sheet
At September 30, 2012, cash, cash equivalents and marketable securities totaled $1.20 billion, compared to $2.32 billion at December 31, 2011 and $1.80 billion at September 30, 2011.  Total debt was $1.68 billion at September 30, 2012, compared to $1.77 billion at December 31, 2011.
Additionally, the company's holdings in Facebook, a restricted marketable security, had a fair value of $94.7 million at September 30, 2012.

Share Repurchase Program and Common Stock Dividend
During the third quarter of 2012, the company repurchased 7.6 million shares of its common stock at an aggregate cost of $83.2 million and an average price of $10.94 per share.  During the first nine months of 2012, the company repurchased 18.6 million shares of its common stock at an aggregate cost of $201.4 million and an average price of $10.85 per share.  During the third quarter of 2012, the company declared and paid a common stock cash dividend of $0.06 per share, for a total of $25.8 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draftfcb, FutureBrand, GolinHarris International, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNAGLOBAL, McCann, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick. Leading domestic brands include Campbell Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe and Partners Company; Gotham Inc.; Hill Holliday; ID Media; Mullen and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham (Press) (212) 704-1326	Jerry Leshne (Analysts, Investors) (212) 704-1439

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2012 AND 2011 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended September 30,
	2012	2011	Fav. (Unfav.) % Variance
Revenue:
United States	$940.5	$995.5	(5.5)%
International	729.9	731.0	(0.2)%
Total Revenue	1,670.4	1,726.5	(3.2)%

Operating Expenses:
Salaries and Related Expenses	1,064.3	1,088.0	2.2%
Office and General Expenses	474.7	465.3	(2.0)%
Total Operating Expenses	1,539.0	1,553.3	0.9%
Operating Income	131.4	173.2	(24.1)%
Operating Margin %	7.9%	10.0%

Expenses and Other Income:
Interest Expense	(31.6)	(32.9)
Interest Income	6.7	9.7
Other Income, Net	1.7	137.1
Total (Expenses) and Other Income	(23.2)	113.9

Income before Income Taxes	108.2	287.1
Provision for Income Taxes	41.9	70.4
Income of Consolidated Companies	66.3	216.7
Equity in Net Income of Unconsolidated Affiliates	1.4	0.8
Net Income	67.7	217.5
Net Loss (Income) Attributable to Noncontrolling Interests	3.9	(6.5)
Net Income Attributable to IPG	71.6	211.0
Dividends on Preferred Stock	(2.9)	(2.9)
Net Income Available to IPG Common Stockholders	$68.7	$208.1

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.16	$0.45
Diluted	$0.15	$0.40

Weighted-Average Number of Common Shares Outstanding:
Basic	431.3	464.7
Diluted	456.1	537.6

Dividends Declared Per Common Share	$0.06	$0.06

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2012 AND 2011 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine months ended September 30,
	2012	2011	Fav. (Unfav.) % Variance
Revenue:
United States	$2,771.1	$2,848.6	(2.7)%
International	2,121.8	2,093.4	1.4%
Total Revenue	4,892.9	4,942.0	(1.0)%

Operating Expenses:
Salaries and Related Expenses	3,258.1	3,263.8	0.2%
Office and General Expenses	1,366.4	1,376.3	0.7%
Total Operating Expenses	4,624.5	4,640.1	0.3%
Operating Income	268.4	301.9	(11.1)%
Operating Margin %	5.5%	6.1%

Expenses and Other Income:
Interest Expense	(96.9)	(97.9)
Interest Income	21.4	27.7
Other Income, Net	5.1	136.3
Total (Expenses) and Other Income	(70.4)	66.1

Income before Income Taxes	198.0	368.0
Provision for Income Taxes	72.8	96.5
Income of Consolidated Companies	125.2	271.5
Equity in Net Income of Unconsolidated Affiliates	2.3	1.7
Net Income	127.5	273.2
Net Loss (Income) Attributable to Noncontrolling Interests	3.0	(2.8)
Net Income Attributable to IPG	130.5	270.4
Dividends on Preferred Stock	(8.7)	(8.7)
Net Income Available to IPG Common Stockholders	$121.8	$261.7

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.28	$0.56
Diluted	$0.27	$0.50

Weighted-Average Number of Common Shares Outstanding:
Basic	435.5	471.3
Diluted	469.7	527.8

Dividends Declared Per Common Share	$0.18	$0.18

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF FACEBOOK TRANSACTION (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended September 30, 2011
	As reported	Facebook	Ex-Facebook
Income Before Income Taxes	$287.1	$132.2	$154.9
Provision for Income Taxes	(70.4)	(4.8)	(65.6)
Effective Tax Rate	24.5%		42.3%
Equity in Net Income of Unconsolidated Affiliates	0.8		0.8
Net Income Attributable to Noncontrolling Interests	(6.5)		(6.5)
Dividends on Preferred Stock	(2.9)		(2.9)
Net Income Available to IPG Common Stockholders - Basic	$208.1	$127.4	$80.7

Adjustments: Effect of Dilutive Securities
Interest on 4.25% Notes	0.4		0.4
Interest on 4.75% Notes	1.0		1.0
Preferred Stock Dividends	2.9		0.0
Net Income Available to IPG Common Stockholders - Diluted	$212.4		$82.1

Weighted-Average Number of Common Shares Outstanding - Basic	464.7		464.7
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	7.6		7.6
4.25% Notes	32.5		32.5
4.75% Notes	16.3		16.3
Preferred Stock Outstanding	16.5		0.0
Weighted-Average Number of Common Shares Outstanding - Diluted	537.6		521.1

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.45		$0.17
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.40		$0.16

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF FACEBOOK TRANSACTION (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine Months Ended September 30, 2011
	As reported	Facebook	Ex-Facebook
Income Before Income Taxes	$368.0	$132.2	$235.8
Provision for Income Taxes	(96.5)	(4.8)	(91.7)
Effective Tax Rate	26.2%		38.9%
Equity in Net Income of Unconsolidated Affiliates	1.7		1.7
Net Income Attributable to Noncontrolling Interests	(2.8)		(2.8)
Dividends on Preferred Stock	(8.7)		(8.7)
Net Income Available to IPG Common Stockholders - Basic	$261.7	$127.4	$134.3

Adjustments: Effect of Dilutive Securities
Interest on 4.25% Notes	1.0		1.0
Interest on 4.75% Notes	3.1		3.1
Net Income Available to IPG Common Stockholders - Diluted	$265.8		$138.4

Weighted-Average Number of Common Shares Outstanding - Basic	471.3		471.3
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	7.7		7.7
4.25% Notes	32.5		32.5
4.75% Notes	16.3		16.3
Weighted-Average Number of Common Shares Outstanding - Diluted	527.8		527.8

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.56		$0.28
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.50		$0.26